                                                                     EXHIBIT 4.4

                               AVETA HOLDINGS, LLC
                   AMENDED AND RESTATED CONVERSION AGREEMENT

This Agreement (the "Agreement") is made as of the 20th day of December 2005, by and among Aveta Holdings, LLC, a Delaware limited liability company (formerly known as Green Field II, LLC) (the "Company"), and its members as listed on the signature pages hereto (each, a "Member" and collectively, the "Members"). All capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Operating Agreement.

                                    RECITALS

     WHEREAS, the Company was formed pursuant to a Certificate of Formation, dated August 4, 2004, which was filed with the Secretary of State of the State of Delaware on August 4, 2004;

     WHEREAS, the Members entered into an Operating Agreement, dated as of November 30, 2004, providing for the conduct of the business and affairs of the Company and the rights and obligations of the Members (the "Initial Operating Agreement");

     WHEREAS, the Members and the Company amended and restated the Initial Operating Agreement in its entirety on August 22, 2005 (the "First Amended and Restated Operating Agreement");

     WHEREAS, the Members and the Company desire to amend and restate the First Amended and Restated Operating Agreement in the form attached as Exhibit A (as amended and restated, the "Operating Agreement");

     WHEREAS, the Company has engaged Friedman, Billings, Ramsey & Co., Inc. ("FBR") pursuant to an engagement letter dated November 11, 2005 (the "Engagement Letter") to act as financial advisor and initial purchaser/placement agent for the Company and any new entity created by the Company in connection with the proposed offering (the "Offering") described in the Engagement Letter;

     WHEREAS, the Company must convert to a corporate form in order to effectuate the Offering and the Members and the Company desire to convert the Company from a Delaware limited liability company into a Delaware corporation (the "Conversion");

     WHEREAS, in connection with the Conversion and the Offering, the Company and the Members entered into a Conversion Agreement dated December 19, 2005 to confirm certain rights, privileges and obligations under the Operating Agreement and with respect to the Offering.

     WHEREAS, the Company and the Members desire to amend and restate the Conversion Agreement with the changes reflected herein.

                                    AGREEMENT

     In consideration of the mutual promises contained herein and the foregoing premises which are hereby incorporated as part of the parties' agreement, the Members and the Company agree as follows:

                                    ARTICLE 1
                             CONVERSION FROM LIMITED
                        LIABILITY COMPANY TO CORPORATION

          1.1 Consent to Conversion; Further Action. Each Member hereby consents to, and waives any provision of any agreement to which he, she or it is a party that would prohibit or restrict, the conversion of the Company from a limited liability company organized under the laws of the State of Delaware to a corporation incorporated in the State of Delaware pursuant to Section 265 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 18-216 of the Limited Liability Company Act of the State of Delaware. Each Member further agrees that at any time prior to the Effective Time (as defined herein), notwithstanding authorization of the Conversion hereunder, the Company may abandon the Conversion without further action by the Members, if in its judgment and discretion the Managing Member of the Company determines the Conversion is no longer advisable to, and in the best interest of, the Company and the Members. Each Member agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the Conversion in accordance with (i) such statutes and
(ii) the purposes and intent of this Agreement.

          1.2 Effective Time of the Conversion. The effectiveness of the Conversion (the "Effective Time") shall be upon the delivery to, and acceptance for filing by, the Secretary of State of the State of Delaware, as provided in the DGCL, of the Certificate of Conversion in the form attached hereto as Exhibit B and the Certificate of Incorporation in the form attached hereto as Exhibit C (the "Certificate of Incorporation").

          1.3 "C" Corporation. The corporation resulting from the Conversion (the "Corporation") shall be treated for all purposes as a corporation subject to subchapter C of the Internal Revenue Code, and shall make no elections to the contrary.

          1.4 Governing Documents of the Corporation. The Corporation shall be initially governed by (i) the Certificate of Incorporation and (ii) By-laws in the form attached hereto as Exhibit D (the "By-laws"), in each case as may be amended from time to time in accordance with their respective terms.

          1.5 Capitalization of the Corporation. At the Effective Time, the Corporation shall issue to the Members shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock"), in the amounts set forth on
Schedule 1.5 next to the name of each Member in consideration of the interests of each such Member in the Company. Each Member agrees that the issuance as set forth in this Section is in accordance with the Operating Agreement. Upon issuance pursuant to the Conversion, all of the shares of Common Stock will be duly authorized and validly issued, fully paid and non-assessable. Nothing in this Section shall limit or restrict the right of the Corporation from time to time to issue such additional equity securities, including options or other securities exercisable for or convertible or exchangeable into its capital stock, as may be approved by its Board of Directors in accordance with the terms of the Certificate of Incorporation and the By-laws.

          1.6 Board of Directors and Officers. The initial members of the Board of Directors and the officers of the Corporation shall be as set forth on
Schedule 1.6, in each case to serve until their respective successors shall have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the terms of the Certificate of Incorporation and the By-laws.

          1.7 Member Representations and Indemnity. Each Member, severally and not jointly, hereby represents, warrants and covenants to the Company that:

               (a) Purchase Entirely for Own Account. The shares of the Common Stock to be acquired by such Member hereunder will be acquired for investment for such Member's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof in violation of federal or state securities laws, and such Member has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Member further represents that such Member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to the shares of the Common Stock.

               (b) Disclosure of Information. Such Member has received all of the information that such Member considers necessary or appropriate for deciding whether to make an investment in the Corporation and acquire the shares of the Common Stock. Such Member further represents that such Member has had an opportunity to ask questions of and receive answers from the Company regarding the Company and the terms and conditions of the Conversion and the Offering.

               (c) Investment Experience. Such Member acknowledges that such Member is able to fend for himself or herself, can bear the economic risk of the loss of such Member's entire investment in the shares of the Common Stock and has such knowledge and experience in financial or business matters that such Member is capable of evaluating the merits and risks of the investment in the shares of the Common Stock.

               (d) Accredited Investor. Unless specified otherwise on the signature page hereto or be delivery to the Company of a notice in writing before the date hereof, such Member is an "accredited investor" within the meaning of Rule 501 (as presently in effect) of Regulation D promulgated under the Securities Act.

               (e) Restricted Securities. Such Member understands that the shares of the Common Stock are characterized as "restricted securities" under the federal securities laws inasmuch as the shares are being acquired from the Corporation in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances.

               (f) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Member further agrees not to make any disposition of all or any portion of any shares of the Common Stock unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) registration under the Securities Act is not required pursuant to an applicable exemption therefrom.

          (g) Legend. It is understood that the certificate representing the shares of the Common Stock will bear the following legend:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT AS PERMITTED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

          (h) Indemnity. Such Member agrees to indemnify each other Member and the Company from any loss, damage, liability, claims and expenses incurred, suffered or sustained by any of them as a result of the inaccuracy of any representation contained in this Section.

                                    ARTICLE 2
                    OPERATING AGREEMENT AND COMPANY MATTERS

          2.1 Amendment of Operating Agreement. Each Member hereby consents to the adoption of the Operating Agreement as the amendment and restatement of the First Amended and Restated Operating Agreement, effective immediately. Signatures to this Agreement shall also operate as signatures to the Amended and Restated Operating Agreement. This amendment and restatement shall be void ab initio if the Conversion has not occurred on or before January 15, 2006.

          2.2 Termination of Operating Agreement. Each Member, effective at the Effective Time, hereby waives any and all rights, privileges and obligations under the Operating Agreement, and thereupon the Operating Agreement shall be terminated and of no further force or effect.

          2.3 Management Services Agreement. Effective immediately prior to the Effective Time, the Management Services Agreement, dated as of November 30, 2004 between Care Enterprises I, Inc., a New Jersey corporation, and MMM Holdings, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, shall be terminated and all fees payable thereunder shall be paid.

          2.4 Cash Distributions/Additional Promote Fee. On or before the time immediately prior to the Effective Time, the Company shall make cash distributions in the aggregate of $130,000,000 to its members in the amounts set forth hereto as Schedule 2.4. This amount may be reduced by the Managing Member in its discretion with the approval of the AG Asset Manager, but in such event amounts shall be distributed in the same proportions as set forth on Schedule 2.4. Effective immediately prior to the Effective Time, the aggregate total of the Additional Promote Fee Distribution, from formation of the Company to the date of the Effective Time, shall be established for all purposes as four million nine hundred forty four thousand three hundred sixty dollars ($4,944,360), and the Company shall distribute the potion of such amount that has not already been distributed on account of the Additional Promote Fee and no shares of Common Stock shall be issued on such account in the Conversion.

                                    ARTICLE 3
                      MATTERS RELATED TO UNVESTED INTERESTS

     The Company's Chief Executive Officer, Timothy O'Donnell, and other employees, before Conversion have received cash distributions, and will receive Common Stock in connection with the Offering. The cash and stock received with respect to unvested membership interests in the Company is subject to recapture or forfeiture in certain circumstances. The amount of such cash and stock the terms of such possible forfeiture and recapture are described on Schedule 3.1 attached hereto. By his signature hereon, Mr. O'Donnell confirms the accuracy of such matters. Any such cash or stock that is recaptured or forfeited shall be transferred to the other Members in the proportion set forth on Schedule 3.2 attached hereto.

                                    ARTICLE 4
                         MATTERS RELATED TO THE OFFERING

          4.1 Ratification. All actions taken by the Managing Member, the Company or its officers in connection with the Offering and all transactions and agreements described in the offering memorandum dated November 14, 2005 as amended or supplemented to date are hereby ratified, adopted and confirmed by the Members as appropriate actions of the Company.

          4.2 Lock Up Agreement. Each Member agrees to execute upon the request of the President of the Company or any Vice President of the Company an agreement, substantially in the form attached as Exhibit E hereto, effective upon the closing of the Offering, pursuant to which shares of Common Stock held by such Member shall be subject to lock up provisions (each, a "Lock Up Agreement"), with such changes to the form of Lock Up Agreement as may hereafter be approved by and at the discretion of the Corporation's Board of Directors. The Company agrees to make such request of each of its directors and executive officers, Joseph Mark, Daniel Straus, Redwood, AG and any entity of which any of them are members or shareholders and also shareholders of the Company at the closing of the Offering.

          4.3 The terms of the Lock Up Agreements shall be identical for each Member.

          4.4 Redemption. Each Member agrees, effective within such time designated by the Board of the Company not to exceed seven (7) days after closing of the Offering, to resell to the Corporation, or to allow the Corporation to effect a redemption of (either of such alternatives, the "Redemption"), the shares of Common Stock listed on Schedule 4.3 hereto next to such) Member's name, at a price of $12.69 per share, with such changes to the number of shares listed on Schedule 4.3 or the redemption price paid therefor as may hereafter be approved by and at the discretion of the Corporation's Board of Directors. Such redemption shall be effected by the delivery to the Corporation of an assignment in blank (each, an "Assignment"), substantially in the form attached as Exhibit F hereto, together with the certificate or certificates for such shares, against payment by the Corporation for such shares.

          4.5 Additional Redemption. Each Member agrees that, upon notification by the Corporation's Board of Directors that FBR has exercised its over allotment with respect to the Offering and unless waived by the Board of Directors, to allow Redemption of shares of Common Stock in proportion to other Members that are so redeemed as set forth on Schedule 4.4, of up to one hundred percent (100%) of the net proceeds of the over allotment, at the price per share as set forth in Section 4.3, with such changes to the percentages listed on
Schedule 4.4 or the redemption price paid therefor as may hereafter be approved by and at the discretion of the Corporation's Board of Directors.

          4.6 Changes to Redemption. Any changes to the redemption price, number of shares covered, or other terms of the redemption described in Section 4.3 or
4.4 shall be applied equally to all members, in proportion to their ownership of Common Shares at the effective Time, with such exceptions as to a particular Member or Members, as such Member has consented to in writing.

          4.7 Registration Rights. Each Member agrees to use his, her or its best efforts to assure that (i) any registration rights which are granted by the Company with respect to shares issued in the Conversion are applicable in the same fashion and to the same degree to all members of the Company as of the effective Time and (ii) no registration rights are granted to, or accepted by Joseph Mark, Daniel Straus, Redwood, AG or any entity of which any of them are a member or shareholder unless such registration rights are granted to each of them.

          4.8 Power of Attorney. Each Member except for the AG Asset Manager and AG Special Member, effective at the Effective Time, constitutes and appoints and by these presents does hereby constitute and appoint each of Howard Kamins, Douglas Malton and Joseph Mark his, her or its true and lawful attorney-in-fact for such Member and on his, her or its behalf, to consummate the Redemption and the Offering, and in each case to take all actions and to perform all such acts as they deem necessary or advisable in his absolute discretion to accomplish the foregoing sale as fully to all extents and purposes as the Member might or could do personally present, and without limiting the foregoing grant the right in his, her or its name and stead to execute the Lock Up Agreement, the Assignment, any and all agreements, instruments, assignments, reassignments, receipts, closing statements, and execute and acknowledge any other documents as may be necessary in order to consummate the above transactions as though such Member had done so with the same validity as such Member could if present.

                                    ARTICLE 5
                          EXCULPATION; INDEMNIFICATION;
                                    LIABILITY

          5.1 Exculpation.

               (a) None of the Members shall be liable to the Company or its other Members for damages for any act or omission taken or suffered by such Member in connection with the conduct of the affairs of the Company or otherwise in connection with the Operating Agreement or the matters contemplated hereby, unless a judgment or other final adjudication adverse to such Member or the AG Manager establishes that such Member's or the AG Manager's acts or omissions were in bad faith or involved gross negligence, intentional misconduct or a willful violation of law or this Agreement. Each of Care, the AG Manager and any Member may consult with legal counsel and accountants with respect to the Company's affairs and shall be fully protected and justified in any action or inaction that is taken or omitted in good faith, in reliance upon and in accord with the opinion or advice of such counsel or accountants, provided they shall have been selected in good faith.

               (b) None of the Members or the Company shall be responsible or liable for any indebtedness, liability or obligation of any other Member incurred either before or after the execution of this Agreement, except that the Company shall be responsible and liable for indebtedness, liabilities or obligations incurred in connection with activities within the proper business purposes of the Company and incurred in accordance with this Agreement.

               (c) Notwithstanding anything to the contrary contained in this Agreement, no officer, director, shareholder, partner, member, employee or agent of any Member of the Company, Care, and/or the AG Manager shall have any liability of any kind or nature under this Agreement, provided that the foregoing exculpation shall not insulate any person from its obligation to return to the Company funds of the Company that are wrongfully or improperly taken from the Company by such person.

          5.2 Liability of Members. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except as to those joint responsibilities, liabilities, indebtedness or obligations incurred pursuant to, and as limited by, the terms of this Agreement.

                                    ARTICLE 6
                                  MISCELLANEOUS

          6.1 Expenses. The Company shall bear all of the expenses incurred in connection with the preparation, execution and performance of this Agreement and, the transactions contemplated hereby, including, without limitation, (i) all reasonable fees and expenses of agents, representatives, counsel and accountants and (ii) with the consent (not to be unreasonably withheld) of the Managing Member (or by holders of a majority of the Relative Interest held by the Unaffiliated Members if the Managing Member or the Affiliates are seeking reimbursement and/or payment of expenses), the reasonable out-of-pocket expenses incurred by any Member in the acquisition or holding of its Interest, including reasonable out-of-pocket fees and expenses of counsel and accountants.

          6.2 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable opinion of the Managing Member, or after the Conversion, the Board of Directors, may be necessary or advisable to carry out the intent and purposes of this Agreement.

          6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be effective (a) when transmitted by telecopy (with an acknowledgment of receipt) or personally delivered on a Business Day during normal business hours, (b) on the Business Day following the date of dispatch by overnight courier or (c) on the third Business Day following the date of mailing by registered or certified mail, return receipt requested, in each case addressed to the Company or the Managing Member at the address of the principal office of the Company or to a Member at such Member's address shown on Schedule 2 of the Operating Agreement

          6.4 Amendments. Amendments may be made to this Agreement from time to time (i) before the Effective Time by the Managing Member with the Requisite Consent and the approval of the AG Asset Manager and (ii) thereafter by the Company with the approval of shareholders who were Members at the Effective Time and at that time held at least fifty percent (50%) of the shares issued in the Conversion provided that the Ag Special Member is part of such group approving the amendment.

          6.5 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to the Act or existing or future applicable law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it valid, enforceable and legal within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, unenforceable or illegal provisions.

          6.6 Headings and Captions; Exhibits and Schedules. All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement. The Exhibits and Schedules are considered a part of this Agreement.

          6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

          6.8 Governing Law. This agreement shall be governed by the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          6.9 Entire Agreement; Non-Waiver. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof and contains the entire agreement between the parties with respect to such subject matter. No Member (and no Affiliate of any Members) shall enter into any agreement of any kind or nature with any other Member (or any Affiliate of any other Member) concerning the subject matter of this Agreement or the transactions contemplated hereby without first obtaining the Requisite Consent (excluding the Interests held by the Members seeking such consent) (it being acknowledged that the foregoing shall not restrict the AG Members from entering into agreements between and among the AG

Members and/or the direct or indirect members of the AG Members nor Care and its Affiliates and/or Redwood and its Affiliates from entering into agreements among Care and its Affiliates and/or direct or indirect members of Care or its Affiliates and/or Redwood and its Affiliates). No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature.

          6.10 No Third Party Beneficiaries, Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties (and their successors and permitted assigns) and the Company any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          6.11 No Right to Partition. The Members, on behalf of themselves and their successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.

                                        AG MMM, L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        REDWOOD MASTER FUND, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        /s/ TIMOTHY J. O'DONNELL
                                        ----------------------------------------
                                        TIMOTHY J. O'DONNELL


                                        GREEN FIELD ENTERPRISES, LLC


                                        By: /s/ Daniel Straus
                                            ------------------------------------
                                        Name: Daniel Straus
                                        Title:
                                               ---------------------------------


                                        CARE ENTERPRISES III, LLC

                                        By: DE Straus Promote, LLC, its
                                            Managing Member


                                        By: /s/ Daniel Straus
                                            ------------------------------------
                                        Name: Daniel Straus
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        LAWRENCE M. DUNN


                                        /s/ HOWARD P. KAMINS
                                        ----------------------------------------
                                        HOWARD P. KAMINS


                                        ----------------------------------------
                                        DOUGLAS R. MALTON

                                        ROSEMONT ASSOCIATES, LLC


                                        By:
                                            ------------------------------------
                                        Robert Torricelli, its Managing Member


                                        AG ASSET MANAGER, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


For purposes of Article III:

                                        CARE ENTERPRISES I, ING.


                                        By: /s/ Daniel Straus
                                            ------------------------------------
                                        Name: Daniel Straus
                                        Title:
                                               ---------------------------------


                                        MMM HOLDINGS, INC.


                                        By: /s/ Howard P. Kamins
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        KOLATCH FAMILY LIMITED PARTNERSHIP


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        ELIZABETH KRINICK


                                        JD MARK EQUITY, LLC


                                        By: /s/ JD Mark
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERKIN VENTURE MANAGEMENT LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        HTI VENTURES LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        JEFFREY RUBIN


                                        ----------------------------------------
                                        MARTIN STATFELD


                                        ----------------------------------------
                                        KIM VELEZ

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        AVETA HOLDINGS, LLC


                                        By: /s/ Howard P. Kamins
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DE STRAUS PROMOTE, LLC


                                        By: /s/ Daniel Straus
                                            ------------------------------------
                                        Name: Daniel Straus
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        KEVIN BRESLIN


                                        ----------------------------------------
                                        WARREN COLE


                                        WARREN COLE RETIREMENT PLAN


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        MARK FESSEL


                                        ----------------------------------------
                                        MENACHEM GENACH


                                        ----------------------------------------
                                        SETH GRIBETZ


                                        ----------------------------------------
                                        ILAN KAUFTHAL

                                        AG MMM, L.L.C.
                                        By: AG Asset Manager, Inc


                                        By: /s/ Joshua Brain
                                            ------------------------------------
                                        Name: Joshua Brain
                                        Title: VP and Assistant Secretary


                                        REDWOOD MASTER FUND, LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        TIMOTHY J. O'DONNELL


                                        GREEN FIELD ENTERPRISES, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CARE ENTERPRISES III, LLC

                                        By: DE Straus Promote, LLC,
                                            its Managing Member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        LAWRENCE M. DUNN


                                        ----------------------------------------
                                        HOWARD P. KAMINS


                                        ----------------------------------------
                                        DOUGLAS R. MALTON